Exhibit 99.1

Kinsale Capital Group Reports First Quarter 2024 Results
Richmond, VA, April 25, 2024 - Kinsale Capital Group, Inc. (NYSE: KNSL) reported net income of $98.9 million, $4.24 per diluted share, for the first quarter of 2024 compared to $55.8 million, $2.40 per diluted share, for the first quarter of 2023. Net operating earnings(1) were $81.6 million, $3.50 per diluted share, for the first quarter of 2024 compared to $56.8 million, $2.44 per diluted share, for the first quarter of 2023.
Highlights for the quarter included:
•Diluted earnings per share increased by 76.7% to $4.24 compared to the first quarter of 2023
•Diluted operating earnings(1) per share increased by 43.4% to $3.50 compared to the first quarter of 2023
•Gross written premiums increased by 25.5% to $448.6 million compared to the first quarter of 2023
•Net investment income increased by 59.1% to $32.9 million compared to the first quarter of 2023
•Underwriting income(2) was $65.1 million in the first quarter of 2024, resulting in a combined ratio(5) of 79.5%
•Annualized operating return on equity(7) was 28.9% for the three months ended March 31, 2024

“Our business continues to generate best-in-class returns as we benefit from underwriting and technological competitive advantages and favorable E&S market conditions. We remain confident in our ability to deliver long-term value for stockholders as we execute our strategy to generate consistent and attractive underwriting profits while managing our capital prudently,” said Chairman and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $448.6 million for the first quarter of 2024 compared to $357.6 million for the first quarter of 2023, an increase of 25.5%. The increase in gross written premiums during the first quarter of 2024 over the same period last year reflected strong submission flow from brokers and a favorable pricing environment.
Underwriting income(2) was $65.1 million, resulting in a combined ratio(5) of 79.5%, for the first quarter of 2024 compared to $51.6 million and a combined ratio(5) of 78.8% for the first quarter of 2023. The increase in underwriting income(2) was primarily due to a combination of premium growth and lower net commissions. Loss(3) and expense(4) ratios were 58.8% and 20.7%, respectively, for the first quarter of 2024 compared to 57.1% and 21.7% for the first quarter of 2023. Results for the first quarter of 2024 and 2023 included net favorable development of loss reserves from prior accident years of $8.4 million, or 2.7 points, and $9.0 million, or 3.7 points, respectively.

Summary of Operating Results
The Company’s operating results for the three months ended March 31, 2024 and 2023 are summarized as follows:

	Three Months Ended March 31,
	2024	2023
	($ in thousands)
Gross written premiums	$448,644	$357,588
Ceded written premiums	(97,590)	(58,558)
Net written premiums	$351,054	$299,030

Net earned premiums	$309,518	$237,158
Fee income	8,092	6,201
Losses and loss adjustment expenses	186,786	139,034
Underwriting, acquisition and insurance expenses	65,753	52,746
Underwriting income(2)	$65,071	$51,579

Loss ratio(3)	58.8%	57.1%
Expense ratio(4)	20.7%	21.7%
Combined ratio(5)	79.5%	78.8%

Annualized return on equity(6)	35.1%	28.6%
Annualized operating return on equity(7)	28.9%	29.1%
(1)     Net operating earnings is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3)    Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses to the sum of net earned premiums and fee income. Prior periods have been revised to conform to the current period's presentation.
(4)    Expense ratio, expressed as a percentage, is the ratio of underwriting, acquisition and insurance expenses to the sum of net earned premiums and fee income. Prior periods have been revised to conform to the current period's presentation.
(5)    The combined ratio is the sum of the loss ratio and expense ratio as presented. Calculations of each component may not add due to rounding. Prior periods have been revised to conform to the current period's presentation.
(6)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(7)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31, 2024		Three Months Ended March 31, 2023
	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income
Loss ratio:	($ in thousands)
Current accident year	$194,654	61.3%	$146,503	60.2%
Current accident year - catastrophe losses	578	0.2%	1,574	0.6%
Effect of prior accident year development	(8,446)	(2.7)%	(9,043)	(3.7)%
Total	$186,786	58.8%	$139,034	57.1%

Investment Results
Net investment income was $32.9 million in the first quarter of 2024 compared to $20.7 million in the first quarter of 2023, an increase of 59.1%. These increases were driven by growth in the Company's investment portfolio generated largely from the investment of strong operating cash flows and higher interest rates relative to the prior year period. Net operating cash flows were $210.4 million in the first quarter of 2024 compared to $197.6 million in the first quarter of 2023, an increase of 6.5%. The Company’s investment portfolio had an annualized gross investment return(8) of 4.3% for the first quarter of 2024 compared to 3.7% for the same period last year. Funds are generally invested conservatively in high quality securities with an average credit quality of "AA-" and the weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 2.8 years at March 31, 2024 and December 31, 2023. Cash and invested assets totaled $3.3 billion at March 31, 2024 and $3.1 billion at December 31, 2023.
(8)    Gross investment return is investment income from fixed-maturity and equity securities (and short-term investments, if any), before any deductions for fees and expenses, expressed as a percentage of average beginning and ending book values of those investments during the period.
Other
The effective tax rates for the three months ended March 31, 2024 and 2023 were 14.6% and 18.4%, respectively. In the first quarter of 2024 and 2023, the effective tax rates were lower than the federal statutory rate of 21% primarily due to the tax benefits from stock options exercised, stock-based compensation and tax-exempt investment income.
Stockholders' equity was $1.2 billion at March 31, 2024 compared to $1.1 billion at December 31, 2023. Book value per share was $50.31 at March 31, 2024 compared to $46.88 at December 31, 2023. Annualized operating return on equity(7) was 28.9% for the first quarter of 2024, a decrease from 29.1% for the first quarter of 2023. The decrease was due primarily to higher average stockholders' equity as a result of profitable growth offset in part by higher net operating earnings.
Beginning in the second quarter of 2023, the Company reclassified policy fees to fee income and modified the definition of the loss and expense ratios to include fee income in the denominator of each ratio. Historically, these fees were presented as a reduction to underwriting, acquisition and insurance expenses. The Company has reclassified prior periods' results to conform to the current period's presentation.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the change in the fair value of equity securities, after taxes, net realized investment gains and losses, after taxes, and change in allowance for credit losses on investments, after taxes. Management believes the exclusion of these items provides a useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.
For the three months ended March 31, 2024 and 2023, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended March 31,
	2024	2023
	($ in thousands, except per share data)
Net operating earnings:
Net income	$98,941	$55,800
Adjustments:
Change in the fair value of equity securities, before taxes	(18,053)	(3,518)
Income tax expense (1)	3,791	739
Change in fair value of equity securities, after taxes	(14,262)	(2,779)

Net realized investment (gains) losses, before taxes	(3,866)	4,652
Income tax expense (benefit) (1)	812	(977)
Net realized investment (gains) losses, after taxes	(3,054)	3,675

Change in allowance for credit losses on investments, before taxes	(10)	81
Income tax expense (benefit) (1)	2	(17)
Change in allowance for credit losses on investments, after taxes	(8)	64
Net operating earnings	$81,617	$56,760

Diluted operating earnings per share:
Diluted earnings per share	$4.24	$2.40
Change in the fair value of equity securities, after taxes, per share	(0.61)	(0.12)
Net realized investment (gains) losses, after taxes, per share	(0.13)	0.16
Diluted operating earnings per share(2)	$3.50	$2.44

Operating return on equity:
Average equity(3)	$1,128,901	$780,590
Annualized return on equity(4)	35.1%	28.6%
Annualized operating return on equity(5)	28.9%	29.1%
(1)     Income taxes on adjustments to reconcile net income to net operating earnings use a 21% effective tax rate.
(2)     Diluted operating earnings per share may not add due to rounding.
(3)    Average equity is computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(4)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

(5)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
Underwriting Income
Underwriting income is defined as net income excluding net investment income, the change in the fair value of equity securities, net realized investment gains and losses, change in allowance for credit losses on investments, interest expense, other expenses, other income and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three months ended March 31, 2024 and 2023, net income reconciles to underwriting income as follows:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Net income	$98,941	$55,800
Income tax expense	16,926	12,593
Income before income taxes	115,867	68,393
Net investment income	(32,933)	(20,695)
Change in the fair value of equity securities	(18,053)	(3,518)
Net realized investment (gains) losses	(3,866)	4,652
Change in allowance for credit losses on investments	(10)	81
Interest expense	2,422	2,570
Other expenses (6)	1,963	402
Other income	(319)	(306)
Underwriting income	$65,071	$51,579
(6)    Other expenses includes primarily corporate expenses not allocated to the Company's insurance operations.

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, April 26, 2024 at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (800) 715-9871, conference ID# 7469751, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on May 24, 2024.

Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "believes," "seeks," "outlook," "future," "will," "would," "should," "could," "may," "can have," "prospects" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended March 31,
	2024	2023
Revenues	(in thousands, except per share data)
Gross written premiums	$448,644	$357,588
Ceded written premiums	(97,590)	(58,558)
Net written premiums	351,054	299,030
Change in unearned premiums	(41,536)	(61,872)
Net earned premiums	309,518	237,158
Fee income	8,092	6,201
Net investment income	32,933	20,695
Change in the fair value of equity securities	18,053	3,518
Net realized investment gains (losses)	3,866	(4,652)
Change in allowance for credit losses on investments	10	(81)
Other income	319	306
Total revenues	372,791	263,145

Expenses
Losses and loss adjustment expenses	186,786	139,034
Underwriting, acquisition and insurance expenses	65,753	52,746
Interest expense	2,422	2,570
Other expenses	1,963	402
Total expenses	256,924	194,752
Income before income taxes	115,867	68,393
Total income tax expense	16,926	12,593
Net income	98,941	55,800

Other comprehensive (loss) income
Change in net unrealized losses on available-for-sale investments, net of taxes	(9,940)	17,509
Total comprehensive income	$89,001	$73,309

Earnings per share:
Basic	$4.28	$2.43
Diluted	$4.24	$2.40

Weighted-average shares outstanding:
Basic	23,108	23,008
Diluted	23,335	23,290

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	March 31, 2024	December 31, 2023
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$2,852,360	$2,711,759
Equity securities at fair value	287,655	234,813
Real estate investments, net	15,032	14,791
Short-term investments	5,644	5,589
Total investments	3,160,691	2,966,952

Cash and cash equivalents	136,132	126,694
Investment income due and accrued	21,843	21,689
Premiums receivable, net	159,154	143,212
Reinsurance recoverables, net	272,215	247,836
Ceded unearned premiums	57,031	52,516
Deferred policy acquisition costs, net of ceding commissions	94,489	88,395
Intangible assets	3,538	3,538
Deferred income tax asset, net	56,100	55,699
Other assets	70,094	66,443
Total assets	$4,031,287	$3,772,974

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$1,844,787	$1,692,875
Unearned premiums	747,402	701,351
Payable to reinsurers	47,806	47,582
Accounts payable and accrued expenses	16,302	44,922
Debt	183,915	183,846
Other liabilities	20,106	15,566
Total liabilities	2,860,318	2,686,142

Stockholders' equity	1,170,969	1,086,832
Total liabilities and stockholders' equity	$4,031,287	$3,772,974